EXHIBIT 23.2
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Board of Directors
First Valley Bancorp, Inc.
Four Riverside Avenue
Bristol, Connecticut 06010

Members of the Board of Directors:

We hereby consent to the use of our firm's name in the Form S-8 Registration Statement for First Valley Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of the financial statements in such filings including the prospectus of First Valley Bancorp, Inc.


                                                  Sincerely,




                                                  SNYDER & HALLER, P.C.



                                                  /s/ Snyder & Haller, P.C.
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Dated this 27th day
of June, 2005